SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.   20549
                            ________

                            FORM 8-K

                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(D) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 1997


                ADVANCED GAMING TECHNOLOGY, INC.

       (Exact Name of Registrant as Specified in Charter)

          2482-650 West Georgia Street, P.O. Box 11610
           Vancouver, British Columbia, Canada V6B 4N9

            (Address of Principal Executive Offices)

          Wyoming             000-21991      98-0152226

(State of Other Jurisdiction  (Commission    (IRS Employer
     of Incorporation)        File Number)   Identification No.)

Registrant's telephone number, including area code (604) 689-8841



  (Former Name or Former Address, if Changed Since Last Report)

Item 9.  Sales of Equity Securities Pursuant to Regulation S.

     Information concerning all sales since March 17, 1997, the effective date of the registrant's registration statement under
Section 12(g) of the Securities Exchange Act of 1934, by the registrant of equity securities that were not registered under the Securities Act of 1933 in reliance upon Regulation S under that Act is set forth below. No underwriters were involved in the transactions and the registrant did not publicly offer any securities.

     (a) Effective as of March 17, 1997, an aggregate of 1,300,000 shares were issued upon conversion of promissory notes dated January 5, 1996, as follows: John Friesen, 600,000 shares at $0.25 per share or $150,000; A B Kreuz Industries, Inc., 200,000 shares at $0.25 per share or $50,000; and Craig Barton, 500,000 shares at $0.40 per share or $200,000. In addition, 45,771 shares were issued to Mr. Barton upon conversion at $0.40 per share of $18,308.22 in interest payable on the note.

     (b) Effective March 18, 1997, an aggregate of 1,013,180 shares were issued to David Jackson upon exercise for $262,500 of 950,000 options granted in connection with a consulting agreement dated December 1, 1995 (350,000 shares at $0.25, or $87,500;
350,000 shares at $0.25, or $87,500; and 250,000 shares t $0.35, or $87,500) and 63,180 shares as compensation for the months of December 1996 and January and February 1997 at the rate of $12,500 per month pursuant to that agreement.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         ADVANCED GAMING TECHNOLOGY, INC.


                    By   /s/ Firoz Lakhani

                         Firoz Lakhani, President

DC1DOCS1.49244